Exhibit 10.12
CONSULTING AGREEMENT
EFFECTIVE DATE: January 1, 2018
THIS CONSULTING AGREEMENT (the "Agreement") made as of the effective date set forth above by and between Kaltura Inc., a Delaware corporation ("Client") and the consultant named on the signature page hereto ("Consultant"). The Client desires to retain Consultant for the provision of chairman services in Consultant's capacity as Chairman of the Board of Directors of Client (the "Services"). This Agreement replaces and supersedes any previous consulting agreement entered into between Consultant and Client.
1.    Engagement of Services. Subject to the terms of this Agreement, Consultant will render the Services as directed by Client's Board of Directors. Except as otherwise provided herein, Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant's own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant's request. While on the Client's premises, Consultant agrees to comply with Client's then-current access rules and procedures, including those related to safety, security and confidentially.
2.    Compensation. For all Services provided commencing July 1, 2018 and until termination of the Agreement, Client shall pay Consultant a monthly fee of USD $8,333 (the "Monthly Fee").The Monthly Fees for the second half of the 2018 calendar year (i.e., July 1, 2018 through December 31, 2018) shall be paid as follows: (a) USD $9,722 shall be payable at the end of each calendar month; and (b) a USD $8,332 overpayment will be offset by the end of January 2019. From January 1, 2019 until the termination of the Agreement, the full Monthly Fee (USD $8,333) shall be payable on a monthly basis.
Consultant is also eligible for additional performance-based compensation and incentives (the "Bonus") as follows: The maximum amount of the Bonus per calender year (12 months) shall be:(a) a maximum Annual Bonus of USD $62,300; and (b) a maximum Additional Annual Stretch Bonus of USD $26,997. Consultant's entitlement to the bonus shall be determined, for each calender year, on the basis of the attainment of certain goals and objectives defined by Client Board of Directors (the "Qualifying Objectives").
The Qualifying Objectives for the 2018 calendar year, the Qualifying Objectives shall be as follows:
●    One-third (1/3) of the on-target Annual Bonus shall be based on attainment of the New MRR Booking Goal ($2.163M)
o Linear from 75% to 100% of Annual New MRR Booking Goal; zero under 75% attainment (i.e., under $1.62M new MRR booking). Double rate north of 100% attainment up to a maximum of 150% attainment (which is attained at 125% of the Annual New MRR Booking Goal, i.e., at $2.7038M new MRR booking)
●    One-third (1/3) of the on-target Annual Bonus shall be based on attainment of the Average % Gross MRR Churn Goal (-9.8%)
o 150% for better than 7.5% Gross MRR Churn
o 140% for 7.5-8% Gross MRR Churn

Confidential	1.

o 130% for 8-8.5% Gross MRR Churn
o 120% for 8.5-9% Gross MRR Churn
o 110% for 9-9.5% Gross MRR Churn
o 100% for 9.5-10% Gross MRR Churn
o 90% for 10-11% Gross MRR Churn
o 80% for 11-12% Gross MRR Churn
o 70% for 12-13% Gross MRR Churn
o 60% for 13-14% Gross MRR Churn
o 50% for 14-15% Gross MRR Churn
o No bonus for the churn component if over 15% Gross MRR Churn
●    One-third (1/3) of the on-target Annual Bonus shall be based on attainment of the Free Cash Flow Annual Goal (negative $11.546M)
o 130% for better than ($7.0M)
o 120% for ($7.0M)    ($8.5M)
o 110% for ($8.5M)    ($10.0M)
o 100% for ($10.0M)    ($11.5M)
o 90% for ($11.5M)    ($12.0M)
o 80% for ($12.0M)    ($12.5M)
o 70% for ($12.5M)    ($13.0M)
o 60% for ($13.0M)    ($13.5M)
o 50% for ($13.5M)    ($14.0M)
o 0% under ($14.0M)
From September 2018 through the end of December 2018, Client shall pay Consultant USD $2,083 per month on account of the Bonus (the "Monthly Bonus Amount") Beginning from January 2019, the Monthly Bonus Amount shall increase to a total of USD $3,634 per month (i.e., the equivalent of 70% of the pro-rated Annual Bonus). The Monthly Bonus Amount shall be payable on a monthly basis, within 10 days of Client's receipt of an invoice submitted in accordance with the terms of this Agreement.
At the end of Q2 of each calendar year, and again at the end of the calendar year, Client will assess attainment of the Qualifying Objectives, and will calculate Consultant's entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable calendar year, then Consultant shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. In the event that the applicable Annual Bonus and

Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from future Bonus payments. For the avoidance of doubt, for the 2018 calendar year, the difference between the Monthly Bonus Amounts paid in 2018 (inclusive of any monthly amounts paid prior to the effective date of this Addendum) and the Annual Bonus and Annual Additional Stretch Bonus attainment calculated at the end of the calendar year shall be paid by the end of March 2019. For the avoidance of doubt, Client shall have exclusive discretion in determining whether or not any Bonus payment is paid to Consultant.
Unless Client's Finance Department agrees in writing to an alternative arrangement,payment to Consultant of undisputed fees will be due 10 days following Clients"s receipt of an invoice that contains accurate records of the work performed sufficient to document the invoiced fees. Client will reimburse Consultant for pre-approved expenses against receipts, pursuant to Client's standard expense policies.
3.    Ownership of Work Product. Consultant agrees that any and all Work Product (as defined below) shall be the sole and exclusive property of Client. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein ("Work Product"). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client's ownership of the Work Product. Consultant agrees to execute, at Client's request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as EXHIBIT A ("Assignment of Copyright ")and the patent assignment set forth as EXHIBIT B ("Assignment of Patent Application"). Consultant hereby irrevocable appoints Client as Consultant's attorney-in- fact for the purpose of executing such documents on Consultant's behalf, which appointment is coupled with an interest.
4.    Other Rights. If Consultant has any rights, including without limitation "artist's rights" or "moral rights," in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client's customers.
5.    License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing services for Client ("Preexisting"). In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty- free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product. Consultant represents and warrants that Consultant has an unqualified right to license to Client all Preexisting IP as provided in this section.

6.    Representations and Warranties. Consultant represents and warrants that: (a) the Services shall be performed in a professional manner and in accordance with the industry standards, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant's employees or contractors),(d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, (f) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions, and (g) Consultant will comply with all applicable laws and regulations relating to anti-bribery and anti-corruption, including but not limited to the U.S. Foreign Corrupt Practices Act, and will comply at all times with Anti-Corruption Compliance Policy, as may be updated from time to time ( Client's Anti- Corruption Compliance Policy is available here: http://corp.kaltura.com/content/anti-corruption compliance-policy-kaltura-inc, and is incorporated herein and made a part of the Agreement by reference). Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys' fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6.
7.    Independent Contractor Relationship. Consultant's relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client any of Consultant's employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client.Consultant (if Consultant is an individual) and Consultant's employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers' compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant's compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.
8.    Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client's Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties. "Confidential Information" as used in this Agreement shall mean all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client's trade or industry and shall include,without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client's business Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant's lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant shall first have given notice to Client and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
9.    No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant's obligations, or the scope of Services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant will promptly report to Client any request or demand for any undue financial or other advantage of any kind received by Consultant in connection with the performance of this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.
10.    Term and Termination.
10.1    Term. The initial term of this Agreement is for 2 years from the Effective Date set forth above, unless earlier terminated as provided in this Agreement.
10.2    Termination Without Cause. Client may terminate this Agreement with or without cause, at any time upon 90 days' prior written notice to Consultant. Consultant may terminate this agreement without cause, at any time upon 60 days' prior written notice to Client.
10.3    Termination for Cause. Client may terminate this Agreement immediately for Cause (as such term is defined below). For purposes of this Agreement, "Cause" shall include: (i) a continuing failure by Consultant to render the Services to Client in accordance with his herein designated duties, and such failure of performance has continued for more than sixty (60) days after written notice thereof has been provided to Consultant by the Board of Directors; (ii) the entry of a court judgment declaring willful misconduct or gross negligence by Consultant; (iii) Consultant's conviction of a felony either in connection with the performance of his obligations to Client or otherwise; (iv) willful disloyalty, deliberate dishonesty, breach of fiduciary duty, or material breach of the terms of this Agreement; (v) the entry of a court judgment finding the Consultant guilty of an act of fraud or embezzlement; or (vi) deliberate disregard for the rules or policies of Client that results in a material loss, damage or injury to Client.
10.4    Survival. The rights and obligations contained in Sections 3 ("Ownership of Work Product") 4 ("Other Rights") 5 ("License to Preexisting IP") 6 ("Representations and Warranties "), 8 ("Confidential Information") and 11 ("Noninterference with Business") will survive any termination or expiration of this Agreement.
11.    Noninterference with Business. Consultant agrees that during the Term of this agreement, Consultant will not, without Client's express written consent, either directly or indirectly engage in any employment or business activity that is competitive with, or would otherwise conflict with the Services rendered to, or that would otherwise interfere with the business of, the Client. Consultant agrees that during the Term of this Agreement, and for one year thereafter, Consultant will not: (i) either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity; or (ii) divert or attempt to divert from Client any business whatsoever by influencing or attempting to influence any customer or supplier of Client.
12.    Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this agreement or any of its obligations under this Agreement without Client's prior written consent.Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client's successors and assigns, and will be binding on Consultant's assignees.
13.    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.
14.    Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of New York, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.
15.    Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
16.    Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.
17.    Injunctive Relief for Breach. Consultant's obligations under this agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
18.    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.
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The parties have executed this Agreement as of the Effective Date.

KALTURA INC.

By:	/s/ Yaron Garmazi

Name:	Yaron Garmazi
Title:	Chief Financial Officer

Address:	250 Park Avenue South
10th Floor
New York, New York 10003

CONSULTANT:

Ron Yekutiel
Name of Consultant (Please Print)

/s/ Ron Yekutiel
Signature

Address:

EXHIBIT A
ASSIGNMENT OF COPYRIGHT
For good and valuable consideration that has been received, the undersigned sells, assigns and transfers to Client and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):
Title: _____________________________________________________________________
Author(s):__________________________________________________________________
Copyright Office Identification No. (if any): ______________________________________
and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto. Executed as of______________________________.

CONSULTANT:

Name of Consultant (Please Print)

Signature

Title (if applicable)

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF ___________	)
On _______________, 201___ before me, ________________________Notary Public, personally appeared________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal.
Signature of Notary Public
My commission expires on:_____________________
A-1

EXHIBIT B
ASSIGNMENT OF PATENT APPLICATIONS

CLIENT	CONSULTANT

Name: Kaltura Inc.	Name:

Entity Type: Corporation	Entity Type:

Address:	Address:
250 Park Avenue South
10th Floor
New York, New York 10003

Whereas the individual or entity identified as Consultant above ("Consultant") owns all right, title, and interest in and to the U.S. patent applications listed in Schedule C-1 (the "Patent Applications"); and
Whereas s Kaltura Inc. ("Client") desires to acquire Consultant's entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);
Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant does hereby sell, assign, and transfer to Client and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, "Future Patents"), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and Consultant hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting there from (insofar as Consultant's interest is concerned) to Client.
Consultant also hereby sells, assigns, and transfers to Client and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in Client's own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and Consultant further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in Client and its successors, assigns, and legal representatives.
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B-1

Consultant has caused this instrument to be executed effective as of___________________.

CONSULTANT:

Name of Consultant (Please Print)

Signature

Title (if applicable)
B-2

AMENDMENT TO CONSULTING AGREEMENT (RON YEKUTIEL)
THIS AMENDMENT ("Amendment") to the Consulting Agreement (the Agreement") Kaltura, Inc. Client") and Ron Yekutiel Consultant ) shall be effective as of January 1, 2020 (the "Amendment Effective Date").
WHEREAS, Client and Consultant entered into the Agreement as of January 1,2018; and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Unless expressly defined herein, capitalized terms shall have the meaning set forth in the Agreement.
2.    The following language hereby replaces and supersedes Section 2 of the Agreement (Compensation) effective as of January 1, 2020:
For all Services provided commencing January 1, 2020 and until termination of the Agreement, Client shall pay Consultant a monthly fee of USD $9,167.00 (the "Monthly Fee").The Monthly Fee shall be payable on a monthly basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
Consultant is also eligible for additional performance-based compensation and incentives (the "Bonus") as follows: The maximum amount of the Bonus payment per calendar year (12 months) shall be:(a) a maximum Annual Bonus of USD $68,500.00; and (b) a maximum Annual Additional Stretch Bonus of USD $29,683.00.
Consultant's entitlement to the bonus shall be determined, for each calender year, on the basis of the attainment of the goals and objectives defined and approved by the Client's Board of Directors (the "Qualifying Objectives"). For the 2020 calender year, the Qualifying Objectives shall be determined and approved by the Compensation Committee of the Client's Board of Directors in February 2020.
Beginning from January 1, 2020, Client shall pay Consultant USD $3,996.00 per month (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Bonus (the "Monthly Bonus Amount") . The Monthly Bonus Amount shall be payable on a monthly basis, within 10 days of Company's receipt of an invoice submitted in accordance with the terms of the Agreement.
For the avoidance of doubt, Company shall have exclusive discretion in determining whether or not any Bonus payment is paid to Consultant.
CONFIDENTIAL

Unless Client's Finance Department agrees in writing to an alternative arrangement, payment to Consultant of undisputed fees will be due 10 days following Client's receipt of an invoice that contains accurate records of the work performed sufficient to document the invoiced fees. Client will reimburse Consultant for pre-approved for expenses against receipts, pursuant to Client's standard expense policies.
3.    Except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect. If there is any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.
Each of the undersigned represents and warrants that he or she is duly authorized to sign this Amendment on behalf of the party he or she represents. Each party has read, understands, and agrees to the terms of this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

KALTURA INC.

By:	/s/ Yaron Garmazi January 21, 2020

Name:	Yaron Garmazi
Title:	Chief Financial Officer

Address:	250 Park Avenue South
10th Floor
New York, New York 10003

CONSULTANT:

Ron Yekutiel
Name of Consultant (Please Print)

/s/ Ron Yekutiel
Signature

Address:

CONFIDENTIAL

AMENDMENT TO CONSULTING AGREEMENT (RON YEKUTIEL)
THIS AMENDMENT (“Amendment”) the consulting agreement (the “Agreement”) in effect between Kaltura, Inc. (“Company”) and Ron Yekutiel (“Consultant”) shall be effective as of January 1, 2021 (the “Amendment Effective Date”).
WHEREAS, Company and Consultant entered into the Agreement on or about January 1, 2018; and
WHEREAS, Company and Consultant subsequently agreed to amend the Agreement on several occasions; and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Unless expressly defined herein, capitalized terms shall have the meaning set forth in the Agreement.
2.The following language is hereby added to Exhibit A of the Agreement:
Consulting Fee
For all Services provided commencing January 1, 2021 and until termination of the Agreement, the applicable Monthly Fee payable by Company to Consultant shall be USD $10,058, which shall be payable on a monthly basis, within 10 days of Company’s receipt of an invoice submitted in accordance with the terms of the Agreement.
Bonus
The applicable Bonus for the 2021 calendar year, and any subsequent calendar years until the termination of the Agreement, shall be as follows:
a.The maximum amount of the Bonus payment per calendar year (12 months) shall be: (a) a maximum Annual Bonus of USD $103,400 (gross); and (b) a maximum Annual Stretch Bonus of USD $ 51,700 (gross).
b.Consultant’s entitlement to the Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Company’s board of directors the (the “Qualifying Objectives”).
c.From January 2021 through the end of December 2021, Company shall pay Consultant USD $ 6,032 per month on account of the Bonus (the “Monthly Bonus Amount”). The Monthly Bonus Amount shall be payable on a monthly
CONFIDENTIAL

basis, within 10 days of Company’s receipt of an invoice submitted in accordance with the terms of the Agreement.
d.In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus attainment exceed the aggregate Monthly Bonus Amounts paid during such applicable calendar year, then the Consultant shall be entitled to receive the balance, which will be paid in March of the subsequent year. In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus amounts are lower than the aggregate Monthly Bonus Amounts paid during such applicable calendar year, then such shortfall amount will be taken into account and deducted from Consultant’s future payments.
3.Except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect. If there is any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.
Each of the undersigned represents and warrants that he or she is duly authorized to sign this Amendment on behalf of the party he or she represents. Each party has read, understands, and agrees to the terms of this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

Kaltura Inc.		Ron Yekutiel

Signature:	/s/ Yaron Garmazi	Signature:	/s/ Ron Yekutiel

Name:	Yaron Garmazi	Date Signed: March 7, 2021

Title:	CFO

Date Signed: March 7, 2021
CONFIDENTIAL